Exhibit 10.2

HELIUS MEDICAL TECHNOLOGIES, INC.
__________________________
2018 OMNIBUS INCENTIVE PLAN

Adopted by the Board of Directors:  May 15, 2018

Approved by the Stockholders:  June 28, 2018

________________________

Article I

GENERAL

1.1Purpose.  The purpose of this Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan, as set forth herein, is effective as of the Effective Date (as defined in Article XIII).

1.2Successor to and Continuation of Prior Plans.  The Plan is intended as the successor to and continuation of the Helius Medical Technologies, Inc. 2016 Omnibus Incentive Plan, as amended (the “2016 Plan”) and the Helius Medical Technologies, Inc. June 2014 Stock Incentive Plan (the “2014 Plan”, and together with the 2016 Plan, the “Prior Plans”).  Following the Effective Date, no additional stock awards may be granted under the Prior Plans.  Any unallocated shares remaining available for grant under the Prior Plans as of 12:01 a.m., Eastern Time on the Effective Date (the “Prior Plans’ Available Reserve”) will cease to be available under such Prior Plans at such time and will be added to the Share Reserve (as further described in Section 4.1(a) below) and be then immediately available for grant and issuance pursuant to Awards granted under the Plan.  In addition, from and after 12:01 a.m., Eastern Time on the Effective Date, all outstanding stock awards granted under the Prior Plans will remain subject to the terms of such Prior Plans, as applicable; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement or (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 4.1(a) below) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted hereunder.  All Awards granted on or after 12:01 a.m., Eastern Time on the Effective Date will be subject to the terms of this Plan.

Article II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1“Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any corporation, trade or business (including a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3“Appreciation Award” means any Stock Option or any Other Stock-Based Award that is based on the appreciation in value of a share of Common Stock in excess of an amount at least equal to the Fair Market Value on the date such Stock Option or Other Stock-Based Award is granted.

2.4“Award” means any award granted or made under the Plan of any Stock Option, Restricted Stock or Other Stock-Based Award.

2.5“Board” means the Board of Directors of the Company.

2.6“Cause” means, with respect to a Participant’s Termination of Employment or Termination of Consultancy: unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee, a termination due to (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by the Participant of an illegal act, dishonesty or fraud that could have a significant adverse effect on the Company or its assets or reputation; or (iii) the Participant’s willful misconduct with regard to the Company, as determined by the Committee. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under Wyoming law.

2.7“Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 12.15(b), means the occurrence of any of the following:

(a)the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition;

(b)an election of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date and (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date; provided that any Person nominated for election by a Board at least two-thirds of which consisted of Persons described in clauses (i) or (ii) or by Persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of Persons described in clause (i); or

(c)the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person;

provided, however, that a Change in Control shall be deemed to not have occurred if such Change in Control results from the issuance, in connection with a bona fide transaction or series of transactions with the primary purpose of providing equity financing to the Company or any of its Affiliates, of voting securities of the Company or any of its Affiliates or any rights to acquire voting securities of the Company or any of its Affiliates which are convertible into voting securities.

2.8“Change in Control Price” has the meaning set forth in Section 9.1(b).

2.9“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.10“Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Compensation Committee of the Board or such other committee or subcommittee that is appointed by the Board, in each case, consisting of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “nonemployee director” as defined in Rule 16b-3; and (ii) as applicable, an “independent director” as defined under the Nasdaq Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. It is intended that, absent an affirmative decision by the Board to appoint a separate Committee, the Compensation Committee of the Board shall serve as the “Committee” with respect to the application of the Plan to Eligible Employees and Consultants. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.11“Common Stock” means the Class A common stock of the Company.

2.12“Company” means Helius Medical Technologies, Inc., a Wyoming corporation, and its successors by operation of law.

2.13“Competitor” means any Person that is, directly or indirectly, in competition with the business or activities of the Company and its Affiliates.

2.14“Consultant” means any natural person (other than an Eligible Employee) who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.15“Detrimental Activity” means, unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee:

(a)without written authorization from the Company, disclosure to any Person outside the Company and its Affiliates or the use in any manner, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, at any time, of any confidential information, trade secrets or proprietary information relating to the business of the Company or any of its Affiliates that is acquired by the Participant at any time prior to the Participant’s Termination;

(b)any activity while employed or performing services that results, or if known could have reasonably been expected to result, in the Participant’s Termination for Cause;

(c)without written authorization from the Company, directly or indirectly, in any capacity whatsoever, (i) owning, managing, operating, controlling, being employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or rendering services to any Competitor; (ii) soliciting, aiding or inducing any customer of the Company or any Subsidiary to curtail, reduce or terminate its business relationship with the Company or any Subsidiary, or in any other way interfering with any such business relationships with the Company or any Subsidiary; (iii) soliciting, aiding or inducing any employee, representative or agent of the Company or any Subsidiary to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hiring or retaining any such employee, representative or agent or taking any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent; or (iv) interfering, or aiding or inducing any other person or entity in interfering, with the relationship between the Company, its Subsidiaries and any of their respective vendors, joint venturers or licensors;

(d)a material breach of any restrictive covenant contained in any agreement between the Participant and the Company or an Affiliate; or

(e)the Participant’s Disparagement, or inducement of another to do so, of the Company or its Affiliates or their past or present officers, directors, employees or products.

Only the Chief Executive Officer or the Chief Financial Officer of the Company (or his designee, as evidenced in writing) shall have the authority to provide the Participant, except for himself or herself, with written authorization to engage in the activities contemplated in subsections (a) and (c).

2.16“Disability” means, unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.17“Disinterested Shareholder Approval” means approval of this Plan by a majority of the Company’s security holders, in accordance with the requirements stipulated in the TSX Company Manual, which for greater certainty, excludes the votes cast by Insiders entitled to receive a benefit under this Plan;

2.18“Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.19“Effective Date” means the effective date of the Plan as defined in Article XIII.

2.20“Eligible Employee” means an employee of the Company or an Affiliate.

2.21“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.22“Exercisable Awards” means any Stock Option or any Other Stock-Based Award that provides for a Participant-elected exercise.

2.23“Fair Market Value” means, as of any date, the value of the Common Stock, determined based on the following in order:

(a)if the Common Stock is listed on the TSX, the Fair Market Value of a share of Common Stock shall be the closing price reported or quoted on the TSX for the Common Stock on such date, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted, in each case as reported in a source the Board deems reliable;

(b)if the Common Stock is not listed on the TSX, the Fair Market Value of a share of Common Stock shall be the closing price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; or

(c)if the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.

2.24“Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.25“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.26“Insider” means an insider as defined in the TSX Company Manual which, as at the date hereof, means an insider as defined in the Securities Act (Ontario), which as at the date hereof, among other things, includes (i) a director or officer of a reporting issuer; (ii) a director or officer of a person or company that is itself an insider or subsidiary of a reporting issuer; and (iii) a person or company that has either individually or in the aggregate beneficial ownership of, or control or direction over, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all of the reporting issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution;

2.27“Lead Underwriter” has the meaning in Section 12.24.

2.28“Lock-Up Period” has the meaning in Section 12.24.

2.29“Non-Employee Director” means a director of the Company or an Affiliate who is not an active employee of the Company or an Affiliate.

2.30“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.31“Other Extraordinary Event” has the meaning in Section 4.2(b).

2.32“Other Stock-Based Award” means an Award under Article VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.33“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.34“Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.35“Performance Criteria” has the meaning set forth in Exhibit A.

2.36“Performance Period” means each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of performance goals is measured.

2.37“Performance Share” means an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.38“Performance Unit” means an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

2.39“Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.40“Plan” means this Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

2.41“Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions pursuant to Article VII.

2.42“Restriction Period” has the meaning set forth in Section 7.3(a).

2.43“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.44“Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.45“Section 409A Covered Award” has the meaning set forth in Section 12.15.

2.46“Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.47“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.48“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.49“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.51“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.52“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.53“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his directorship, his ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.54“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.55“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

2.56“TSX” means the Toronto Stock Exchange and any successor thereto.

2.57“TSX Company Manual” means the rules and policies of the TSX contained in the TSX Company Manual, as amended from time to time.

Article III

ADMINISTRATION

3.1The Committee. The Plan shall be administered and interpreted by the Committee.

3.2Grant and Administration of Awards. Subject to any necessary approval of the TSX, the Committee shall have full authority and discretion, as provided in Section 3.6, to grant and administer Awards including the authority to:

(a)select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted;

(b)determine the number of shares of Common Stock to be covered by each Award;

(c)determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation or any vesting schedule or acceleration thereof);

(d)determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(e)determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Common Stock acquired pursuant to such Award for a period of time as determined by the Committee;

(f)condition the grant, vesting or payment of any Award on the attainment of performance goals (including goals based on the Performance Criteria) over a Performance Period, set such goals and such period, and certify the attainment of such goals;

(g)amend, after the date of grant, the terms that apply to an Award upon a Participant’s Termination, provided that such amendment does not reduce the Participant’s rights under the Award;

(h)determine the circumstances under which vesting provisions of Common Stock and other amounts payable with respect to an Award may be deferred in a manner intended to comply with or be exempt from Section 409A;

(i)generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;

(j)construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and

(k)correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3Award Agreements. All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.

3.4Guidelines. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem necessary or advisable. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdiction to comply with applicable tax and securities laws and may impose such limitations and restrictions that it deems necessary or advisable to comply with the applicable tax and securities laws of such domestic or foreign jurisdiction.

3.5Delegation of Authority. Notwithstanding anything to the contrary set forth in the Plan, the Committee may, from time to time as it deems advisable, to the extent permitted by applicable law and stock exchange rules:

(a)delegate its responsibilities to officers or employees of the Company and its Affiliates, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee;

(b)engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person. Expenses incurred by the Committee or the Board in the engagement of any such person shall be paid by the Company; and

(c)delegate to a committee consisting of one (1) or more members of the Board the authority to (i) designate Eligible Employees or Consultants who are not officers of the Company (within the meaning of Rule 16a-1(f) of the Exchange Act) to be recipients of Stock Options (and to the extent permitted by applicable law, Other Stock-Based Awards), and, to the extent permitted by applicable law, the terms of such Awards; and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Eligible Employees and Consultants (subject to any limits set by the Board); provided that any such Awards will be granted on the form of award agreement most recently approved for use by the Committee, unless otherwise provided for in the resolutions approving the delegation authority.

3.6Decisions Final. All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

3.7Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.8Liability; Indemnification.

(a)The Committee, its members and any delegate or Person engaged pursuant to Section 3.5 shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or employee of the Company or any Affiliate or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each current or former officer or employee of the Company or any Affiliate and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such person’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him.

Article IV

SHARE LIMITATIONS

4.1Shares.

(a)General Limitations.

(i)The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted from and after the Effective Date shall not exceed (A) 5,356,114 shares (which number is the sum of (1) the number of shares (2,356,114) subject to the Prior Plans’ Available Reserve and (2) an additional 3,000,000 new shares), plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (in each case subject to any increase or decrease pursuant to Section 4.2). For clarity, the number of shares of Common Stock in this Section 4.1(a)(i) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 4.1(a)(i) does not limit the granting of Awards.  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under this Plan shall be 15,000,000 shares.

(iii)If any Appreciation Award granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised portion shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or an Other Stock-Based Award denominated in shares of Common Stock granted under this Plan is forfeited for any reason, the number of forfeited shares of Common Stock comprising or underlying such Awards shall again be available for purposes of Awards under the Plan. The number of shares of Common Stock available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Exercisable Awards exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares under this Plan. Shares of Common Stock repurchased by the Company on the open market with the proceeds of an Option exercise price shall not be added to the aggregate share reserve described herein.

(b)Non-Employee Director Aggregate Compensation Limit.  The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $800,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such period, $1,200,000 in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

4.2Changes.

(a)The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, issuance of rights or warrants to purchase Common Stock or securities convertible into Common Stock, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then, subject to any necessary TSX approval, one or more of (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the aggregate number or kind of shares with respect to which Incentive Stock Options may thereafter be granted, shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. In connection with any Section 4.2 Event and subject to any necessary TSX approval, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor. In addition, subject to Section 4.2(d) and any necessary TSX approval, in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan. Notice of any such adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan. Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event. Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue to be exempt from Section 409A or (B) comply with the requirements of Section 409A.

(c)Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(d)Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Exercisable Awards, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article IX shall apply. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article IX shall apply.

4.3Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than permitted under applicable law.

Article V

ELIGIBILITY

5.1General Eligibility. All current and prospective Eligible Employees and Consultants, and current Non-Employee Directors, are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock do not constitute “service recipient stock” for purposes of Section 409A with respect to such Eligible Employee, Consultant or Non-Employee Director if such shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3General Requirement. The grant of Awards to a prospective Eligible Employee or Consultant and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming an Eligible Employee or Consultant; provided, however, that no Award may be granted to a prospective Eligible Employee or Consultant unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to an Eligible Employee or Consultant pursuant to which Common Stock would be issued prior to such Person performing services for the Company, the Company may require payment of not less than the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with applicable law). Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

Article VI

STOCK OPTIONS

6.1Stock Options. Each Stock Option shall be one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. The Committee shall have the authority to grant to any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant to any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock

Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

6.3Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on or before the date of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock on the date of grant.

(b)Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).

(c)Exercisability.

(i)Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award agreement. The Committee may waive any vesting limitations on exercisability at any time at or after grant in whole or in part, in its discretion.

(ii)Unless otherwise determined by the Committee in the applicable Award agreement, (A) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (B) as a condition of the exercise of a Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (C) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the earlier of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of exercise or thereafter) as a result of the exercise. Unless otherwise determined by the Committee in the applicable Award agreement, this Section 6.3(c)(ii) shall cease to apply upon a Change in Control.

(d)Method of Exercise. To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased. Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the Participant transferring and disposing of a specified number of vested Stock Options to the Company in exchange for a number of shares of Common Stock having a fair market value equal to the intrinsic value of such vested Stock Options disposed of and transferred to the Company (“Net Settlement”), calculated as set out below). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

Upon the Net Settlement of Stock Options (the “Disposed Options”), the Company shall deliver to the Participant, that number of fully paid and non-assessable shares of Common Stock (“X”) equal to the number of shares of Common Stock that may be acquired by the Disposed Options (“Y”) multiplied by the quotient obtained by dividing the result of the Fair Market Value of one share of Common Stock (“B”) less the exercise price per share of Common Stock subject to the Disposed Options (“A”) by the Fair Market Value of one share of Common Stock (“B”). Expressed as a formula, such number of shares of Common Stock shall be computed as follows:

X = (Y) x (B - A)
                (B)

No fractional shares of Common Stock shall be issuable upon the Net Settlement of Stock Options, such shares of Common Stock to be rounded down to the nearest whole number.

(e)Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine that a Non-Qualified Stock Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(f)Termination by Death or Disability. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(g)Involuntary Termination Without Cause. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is by involuntary termination by the Company or an Affiliate without Cause, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)Voluntary Termination. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (i)(B) below), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)Termination for Cause. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are reduced, thereafter), if a Participant’s Termination (A) is for Cause or (B) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.

(j)Unvested Stock Options. Unless otherwise determined by the Committee, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

(k)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the date an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)Form, Modification, Extension and Renewal of Stock Options. Stock Options may be evidenced by such form of agreement as is approved by the Committee. The Committee may, subject to any necessary TSX approval and subject to terms of this Plan, (i) modify, extend or renew outstanding Stock Options (provided that (A) the rights of a Participant are not reduced without his consent; and (B) such action does not subject the Stock Options to Section 409A or otherwise extend the Stock Options beyond their stated term), and (ii) accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor. Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower exercise price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(m)No Reload Options. Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

Article VII

RESTRICTED STOCK

7.1Awards of Restricted Stock. The Committee shall determine the Participants to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee in the applicable Award agreement, (A) in the event the Participant engages in Detrimental Activity prior to any vesting of Restricted Stock, all unvested Restricted Stock shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Restricted Stock, the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above. Unless otherwise determined by the Committee in the applicable Award agreement, this paragraph shall cease to apply upon a Change in Control.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine.

7.2Awards and Certificates. The Committee may require, as a condition to the effectiveness of an Award of Restricted Stock, that the Participant execute and deliver to the Company an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Stock shall be subject to the following conditions:

(a)Purchase Price. The purchase price of Restricted Stock, if any, shall be fixed by the Committee. In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Helius Medical Technologies, Inc. (the “Company”) 2018 Omnibus Incentive Plan (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c)Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Award of Restricted Stock in the event that such Award is forfeited in whole or part.

7.3Restrictions and Conditions. Restricted Stock shall be subject to the following restrictions and conditions:

(a)Restriction Period.

(i)The Participant shall not be permitted to Transfer shares of Restricted Stock, and the Restricted Stock shall be subject to a risk of forfeiture (collectively, “restrictions”) during the period or periods set by the Committee (the “Restriction Periods”), as set forth in the Restricted Stock award agreement. The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine, and may waive all or any part of the restrictions at any time subject to Section 7.3(a)(ii).

(ii)The Committee may condition the grant or vesting of Restricted Stock upon the attainment of performance goals (including, performance goals based on the Performance Criteria) or such other factors as the Committee may determine.

(b)Rights as a Stockholder. Except as otherwise determined by the Committee, the Participant shall have all the rights of a holder of shares of Common Stock of the Company with respect to the vested portion of Restricted Stock, subject to the following provisions of this Section 7.3(b). Except as otherwise determined by the Committee, (i) the Participant shall have no right to tender shares of Restricted Stock, (ii) dividends or other distributions (collectively, “dividends”) on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions. The obligation of the Company to pay any dividends hereunder upon lapse of the applicable restrictions shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company. In no event shall the Company be required, or have any obligation, to set aside, or hold in escrow or trust, any funds for the purpose of paying such dividends.

(c)Termination. Upon a Participant’s Termination for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are reduced, thereafter.

(d)Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant, and any and all unpaid distributions or dividends payable thereunder shall be paid. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Article VIII

OTHER STOCK-BASED AWARDS

8.1Other Awards. The Committee is authorized to grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock appreciation rights, stock equivalent units, restricted stock units, Performance Shares, Performance Units and Awards valued by reference to book value of shares of Common Stock.

The Committee shall have authority to determine the Participants to whom, and the time or times at which, Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of performance goals (including, performance goals based on the Performance Criteria) or such other factors as the Committee may determine.

8.2Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)Non-Transferability. The Participant may not Transfer Other Stock-Based Awards or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.

(b)Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions (collectively, “dividends”) with respect to shares of Common Stock covered by Other Stock-Based Awards. Except as otherwise determined by the Committee, dividends with respect to unvested Other Stock-Based Awards shall be withheld until such Other Stock-Based Awards vest. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions. The obligation of the Company to pay any dividends hereunder upon lapse of the applicable restrictions shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company. In no event shall the Company be required, or have any obligation, to set aside, or hold in escrow or trust, any funds for the purpose of paying such dividends.

(c)Vesting. Other Stock Based Awards and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee.

At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned. The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Stock-Based Award.

(d)Payment. Following the Committee’s determination in accordance with subsection (c) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares, shall be delivered to the Participant, or his legal representative, in an amount equal to such individual’s earned Other Stock-Based Award. Notwithstanding the foregoing, the Committee may exercise negative discretion by providing in an Other Stock-Based Award the discretion to pay an amount less than otherwise would be provided under the applicable level of attainment of the performance goals or subject the payment of all or part of any Other Stock-Based Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)Detrimental Activity. Unless otherwise determined by the Committee in the applicable Award agreement, (A) in the event the Participant engages in Detrimental Activity prior to any vesting of such Other Stock-Based Award, all unvested Other Stock-Based Awards shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Other Stock-Based Award, the Committee shall be entitled to recover from the Participant (at any time within the one-year period after such engagement in Detrimental Activity) an amount equal to any gain the Participant realized from any Other Stock-Based Award that had vested in the period referred to above. Unless otherwise determined by the Committee in the applicable Award agreement, this Section 8.2(e) shall cease to apply upon a Change in Control.

(f)Price. Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced as determined by the Committee.

(g)Termination. Upon a Participant’s Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

Article IX

CHANGE IN CONTROL PROVISIONS

9.1Change in Control. In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee:

(a)Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Restricted Stock or other Awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b)Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award. The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction.

(c)Appreciation Awards may be cancelled without payment, if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting or lapse of restrictions, of an Award at any time.

Article X

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan but subject to any necessary TSX approval, the Board, or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XII or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be reduced in any material respect without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law and, if applicable, Disinterested Shareholder Approval, no amendment may be made that would (a) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (b) change the classification of individuals eligible to receive Awards under the Plan; (c) extend the maximum term of Options; (d) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Appreciation Awards, or cancel outstanding Stock Options or Appreciation Awards (where, prior to the reduction or cancellation, the exercise price exceeds the Fair Market Value on the date of cancellation) in exchange for cash, other Awards or Stock Options or Appreciation Awards with an exercise price that is less than the exercise price of the original Stock Options or Appreciation Awards; or (e) otherwise require stockholder approval in order for the Plan or any of the Awards issued hereunder to continue to comply with applicable law (including Code Section 422) or the rules of any applicable securities exchange or system on which the Company’s securities are listed or traded at the request of the Company.

Subject to any necessary TSX approval, the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment reduces in any material respect the rights of any Participant without the Participant’s consent. Actions taken by the Committee in accordance with Article IV shall not be deemed to reduce the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant’s consent to comply with Section 409A or any other applicable law.

Article XI

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Article XII
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GENERAL PROVISIONS

12.1Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any stock-settled Awards shall be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

12.2Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.3No Right to Employment/Consultancy/Directorship. Neither the Plan nor the grant of any Award thereunder shall give any Participant or other person any right to employment, consultancy or directorship by the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time.

12.4Withholding of Taxes. The Company or any Affiliate shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, foreign, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company or any Affiliate. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

12.5No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

12.6Listing and Other Conditions.

(a)Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option or other Exercisable Award with respect to such shares shall be suspended until such listing has been effected.

(b)If at any time counsel to the Company shall be of the opinion that any offer or sale of Common Stock pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Stock then is listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Common Stock or Awards, and the right to exercise any Stock Option or other Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company.

(c)Upon termination of any period of suspension under this Section 12.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

12.7Governing Law. The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Wyoming without giving effect to its principles of conflicts of laws.

12.8Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (a) ”or” shall mean “and/or” and (b) ”including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

12.9No Acquired Rights. In participating in the Plan, each Participant is deemed to acknowledge and accept that the Committee has the sole discretion to amend or terminate the Plan, to the extent permitted hereunder, at any time and that the opportunity given to a Participant to participate in the Plan is at the sole discretion of the Committee and does not obligate the Company or any Affiliate to offer such participation in the future (whether on the same or different terms). In participating in the Plan, each Participant is deemed further to acknowledge and accept that (i) such Participant’s participation in the Plan is not to be considered part of any normal or expected compensation, (ii) the value of Awards granted to a Participant shall not be used for purposes of determining any benefits or compensation payable to the Participant or the Participant’s beneficiaries or estate under any benefit arrangement of the Company or its Affiliates and (iii) the termination of the Participant’s employment with the Company or an Affiliate under any circumstance whatsoever will not give the Participant any claim or right of action against the Company or any of its Affiliates in respect of any lost rights under the Plan that may arise as a result of such termination of employment.

12.10Data Protection. By participating in the Plan, each Participant shall consent to the holding and processing of personal information provided by such Participant to the Company, any Affiliate, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to: (i) administering and maintaining Participant records; (ii) providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan; (iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and (iv) transferring personal information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country. Such personal information may include, without limitation, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company or an Affiliate and details of all Awards or other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in a Participant’s favor.

12.11Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.

12.12No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

12.13Death/Disability. The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award. The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

12.14Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

12.15Section 409A. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A. Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 12.15(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b)With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 12.15(a).

(c)For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

12.16Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

12.17Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

12.18Participants Subject to Taxation Outside the U.S.; No Tax Equalization. With respect to a Participant who is subject to taxation in a country other than the United States, the Committee may grant Awards to such Participant on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable country, and the Committee may create such procedures, addenda and subplans and make such modifications as may, in the Committee’s discretion, be necessary or desirable to comply with such laws. Neither the Company nor any Affiliate shall have any responsibility to such Participant with respect to any taxes owed or owing in or to any jurisdiction that such Participant incurs as a result of receiving an Award and becoming a Participant in the Plan, nor shall the Company or any Affiliate provide any tax equalization payment to any Participant in respect of taxes owed or owing in or to any jurisdiction by a Participant.

12.19Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

12.20Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

12.21Recoupment. All Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (i) any compensation recapture policies established by the Board or the Committee from time to time and in effect at the time of grant of the Award, and (ii) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Act) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded.

12.22Reformation. If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

12.23Electronic Communications. Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

12.24Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for Common Stock, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

12.25TSX Policy Manual. For so long as the Common Stock is listed on the TSX, the provisions of this Plan are subject to the relevant policies of the TSX, including but not limited to the TSX Company Manual.

Article XIII

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on May 8, 2018, effective as of the date of the annual meeting of stockholders of the Company held in calendar year 2018, provided the Plan is approved by the Company’s stockholders at such meeting (the “Effective Date”).

ARTICLE XV

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the earlier of (a) the date the Plan is adopted by the Board or (b) the date the Plan is approved by the stockholders of the Company, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.

EXHIBIT A

PERFORMANCE CRITERIA

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Awards shall be based on one or more of the following performance criteria (“Performance Criteria”):

(1)	enterprise value or value creation targets;

(2)	income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

(3)	cash flow including, but not limited to, from operations or free cash flow;

(4)

specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

(5)	net sales, revenues, net income or earnings before income tax or other exclusions;

(6)	operating margin; return on operating revenue or return on operating profit;

(7)	return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

(8)	market capitalization, earnings per share, fair market value of the shares of the Common Stock, franchise value (net of debt), economic value added;

(9)	total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

(10)	financing and other capital raising transactions;

(11)	proprietary investment results;

(12)	estimated market share;

(13)	expansion of sales in additional geographies or markets;

(14)	expense management/control or reduction (including without limitation, compensation and benefits expense);

i

(15)	customer satisfaction;

(16)	technological improvements/implementation, new product innovation;

(17)	collections and recoveries;

(18)	property/asset purchases;

(19)	litigation and regulatory resolution/implementation goals;

(20)	leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

(21)	risk management/implementation;

(22)	development and implementation of strategic plans or organizational restructuring goals;

(23)	development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

(24)	employee satisfaction or staff development;

(25)	formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base;

(26)	licensing or partnership arrangements;

(27)	progress of partnered programs and partner satisfaction;

(28)	progress of internal research or development programs;

(29)	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

(30)	implementation or completion of critical projects;

(31)	completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets; or

(32)	other measures of performance selected by the Committee.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an affiliate, subsidiary, division, other operational unit, business segment or administrative department of another corporation or its affiliates). Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. The Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee in the applicable Award agreement or in such other document setting forth the Performance Criteria at the time the Performance Criteria are established, the measures used in

Performance Criteria set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) or the financial statements of the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate);

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set.

AMENDMENT 1

TO

HELIUS MEDICAL TECHNOLOGIES, INC.

2018 OMNIBUS INCENTIVE PLAN

RECITALS

A.Helius Medical Technologies, Inc., a Delaware corporation (the “Company”) sponsors the Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan (the “Plan”).

B.On September 20, 2018 (the “Effective Date”), the Board of Directors of the Company adopted the following amendment to the Plan (“Amendment”).

AMENDMENT

1.Section 2 of the Plan is hereby amended by deleting subsection 2.23 of the Plan in its entirety and substituting the following in lieu thereof:

“2.23  Fair Market Value means, unless otherwise determined by the Committee, as of any date, the value of the Common Stock, determined based on the following in order:

(a)if the Common Stock is listed on the NASDAQ Stock Market, the Fair Market Value of a share of Common Stock shall be the closing price reported or quoted on the NASDAQ Stock Market for the Common Stock on such date, or if the Common Stock shall not have been reported or quoted on such date and the Common Stock is listed on the TSX, the Fair Market Value of a share of Common Stock shall be the United States dollar equivalent (determined by using the closing $CAN to $US exchange rate published by the Bank of Canada on the applicable date) of the closing price reported or quoted on the TSX for the Common Stock on such date, or if the Common Stock shall not have been reported or quoted on such date on either the NASDAQ Stock Market or the TSX, the Fair Market Value of a share of Common Stock shall be the closing price reported or quoted on the NASDAQ Stock Market for the Common Stock on the first day prior thereto on which the Common Stock was reported or quoted, in each case as reported in a source the Committee deems reliable;

(b)if the Common Stock is not listed on the NASDAQ Stock Market but is listed on the TSX, the Fair Market Value of a share of Common Stock shall be the United States dollar equivalent (determined by using the closing $CAN to $US exchange rate published by the Bank of Canada on the applicable date) of the closing price reported or quoted on the TSX for the Common Stock on such date, or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted on the TSX, in each case as reported in a source the Committee deems reliable;

(c)if the Common Stock is not listed on the NASDAQ Stock Market or the TSX, the Fair Market Value of a share of Common Stock shall be the closing price reported for the Common Stock on such date: (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; or

(d)if the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.”

2.Section 12 of the Plan is hereby amended by deleting subsection 12.7 of the Plan in its entirety and substituting the following in lieu thereof:

“12.7 Governing Law.  The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws.”

3.Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.